Grant Thornton {LOGO]

Accountants and Business Advisors

      Board of Directors
      Gilman & Ciocia, Inc.

      In planning and performing our audit of the financial statements of Gilman & Ciocia, Inc. for the year ended June 30, 2003, we considered its internal control over financial reporting in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and not to provide assurance on internal control. Our consideration of internal control would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses. However, as discussed below, we noted certain deficiencies involving internal control that we consider to be significant deficiencies that, in the aggregate, constitute material weaknesses under standards established by the American Institute of Certified Public Accountants. A significant deficiency is an internal control deficiency that could adversely affect the entity's ability to initiate, record, process, and report financial data consistent with the assertions of management in the financial statements.

      A material weakness is a significant deficiency in one or more of the internal control components that alone or in the aggregate precludes the entity's internal control from reducing to an appropriately low level the risk that material misstatements in the financial statements will not be prevented or detected on a timely basis. We believe that the following significant deficiencies are indicative of a control environment that lacks a sufficient level of control consciousness. This lack of control consciousness is the primary reason for our conclusion that these significant deficiencies, in the aggregate, constitute material weaknesses in the design and operation of internal control under standards established by the American Institute of Certified Public Accountants.

      During the audit, we noted that there was: (a) inadequate supervision over branch office operations and accounting functions, (b) a lack of review of work performed by subordinates within the accounting department, (c) a lack of timely review and reconciliations of account balances, (d) inadequate controls over information systems security and (e) inadequate oversight of compliance with contractual agreements and laws and regulations, including the Company's practices and procedures in connection with the preparation of its reports filed with regulatory organizations.

      In addition, we believe that the Chief Financial Officer and several people in accounting and finance do not have the appropriate qualifications, training or experience. This was evidenced by their inability during the audit to respond to certain inquiries regarding accounting and reporting matters. We discussed this matter with management, who explained that the accounting and finance function was understaffed, had high employee turnover, and that many of the Company's current accounting and reporting practices were designed by the Company's previous Chief Financial Officer. The efficiency, timeliness and accuracy of financial reporting is adversely impacted because most of the responsibility for gathering financial information, performing detailed account analysis, and summarizing and preparing financial information falls upon the Company's Controller, who has limited experience in the accounting and reporting for public companies.

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      One of the components of internal control is the control environment. The control environment sets the tone of the organization, which influences the control consciousness of its people. The key factors impacting the control environment include among other things, active participation of the Board of Directors, management's philosophy and operating style, organizational structure, assignment of authority and responsibility and policies and practices with respect to human resources. In a weak control environment, there is usually a greater likelihood that the specific risks created by one identified deficiency will not be overcome by strengths in other areas or by the basic attitude of the organization toward controls.

      We recommend that the company consider the following actions:

      o Hire a Chief Financial Officer, with the requisite experience and qualifications, including experience with a public company, complex accounting issues, and internal control issues relating to the operation of a public company with numerous branch locations

      o Provide training to members of the accounting and finance department on internal controls relating to public companies

      o Design controls to protect the information technology systems from unauthorized access

      o Hire additional members of the accounting and finance department to enable the Company to develop appropriate internal controls to adequately monitor and control the activities of the branch locations, perform timely closings of the company's books and records, and improve the efficiency, timeliness, and accuracy of financial reporting.

      o Form an audit committee, consisting of independent members of the Board of Directors.

      See detailed findings and recommendations relating to significant deficiencies in Appendix I.

      This report is intended solely for the information and use of the board of directors, management, and others within the organization and is not intended to be and should not be used by anyone other than these specified parties.

      New York, New York
      November 10, 2003

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                                                                      Appendix I

                              Gilman & Ciocia, Inc.
                            Significant Deficiencies
                                  June 30, 2003

Finding

The Company does not maintain adequate controls over the activities at branch locations. As a result, we noted several instances where Corporate management was unaware of the revenue generating activities and billing arrangements at each branch. We also noted that there were inadequate controls over: (a) the recording of revenue and accounts receivable at branch locations, (b) issuance of credit memorandums to customers, (c) processing of cash receipts and disbursements, and (d) the reporting of the branch's activities to Corporate. As a result, we expanded our audit procedures relating to the activities at branch locations. Several issues relating to the items noted above remain unresolved, as we did not complete our audit.

Recommendation

We recommend that the Company hire additional members of the accounting and finance department, including a qualified Chief Financial Officer, to enable the Company to develop appropriate internal controls to adequately monitor and control the activities of the branch locations, perform timely closings of the company's books and records, and improve the efficiency, timeliness, and accuracy of financial reporting.

Finding

The Company does not maintain sufficient policies and procedures to ensure the timely closing of the company's books and records and to ensure efficient, timely and accurate financial reporting. As a result, we noted that the Company does not:

o maintain adequate policies for the reconciliation of accounts receivable and accounts payable to subsidiary records,

o     maintain written policies for accrued vacation

o     monitor the completeness of cash accounts and marketable securities

o     maintain detailed records relating to the depreciation of assets

o     review the accuracy and completeness of work performed by subordinates

Several issues relating to the items noted above remain unresolved, as we did not complete our audit.

Recommendation

We recommend that the Company develop policies and procedures relating to monthly closing of the Company's books and records that are designed to ensure that all general ledger accounts are reconciled and that the related supporting detail is reviewed on a timely basis.

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During our audit of the Company's broker dealer subsidiary, we noted that the
Company's practices and procedures in connection with its month-end financial reporting and FOCUS preparation function were inadequate due to improper review and supervision as well as various misapplications in accounting and recordkeeping. As a result, we identified over 30 adjusting journal entries and had to expand our procedures with respect to the Company's net capital calculations made during the year.

Recommendation

We recommend that the Company hire a Chief Financial Officer, with the requisite experience and qualifications, including experience with a public company, complex accounting issues, and internal control issues relating to the operation of a public company with numerous branch locations.

Finding

The Company's controls over the security for information technology systems are not adequately designed to ensure that the Company's systems and related information is protected from unauthorized access. We noted that access to the Company's information systems are not protected by the use of passwords. The Company also does not maintain a firewall protection system or maintain a disaster recovery system.

Recommendation

We recommend that the Company improve controls over the information technology systems to ensure that the Company's systems and related information is protected from unauthorized access. This should include the requirement for the utilization of passwords, the maintenance of a firewall protection system, and a disaster recovery system.

Finding

During the course of our audit, we noted that there is inadequate oversight and monitoring of compliance with contractual agreements and laws and regulations. As a result, we noted the following:

o     lack of compliance with the provisions of the Employee Stock Purchase Plan

o     failure to remit payroll tax deposits on a timely basis

o     inadequate procedures to monitor compliance with debt covenants

o failure to file quarterly financial reports with the Securities and Exchange Commission on a timely basis.

Recommendation

We recommend that the Company establish policies and procedures to ensure compliance with contractual arrangements and laws and regulations. We also recommend that the Company hire a Chief Financial Officer, with the requisite experience and qualifications, including experience with a public company, complex accounting issues, and internal control issues relating to the operation of a public company with numerous branch locations.